SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)      January 18, 2000
                                                 --------------------------



                              GOLFROUNDS.COM, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)



     Delaware                        0-10093                 22-3664872
----------------------------   ----------------------    -----------------
(State or other jurisdiction      (Commission File         (IRS Employer
    of incorporation)                   Number)          Identification No.)



376 Main Street, P.O. Box 74, Bedminster, New Jersey             07921
----------------------------------------------------        ----------------
         (Address of Principal Executive Offices)              (Zip Code)



Registrant's telephone number, including area code     (908) 901-9250
                                                     -----------------------



                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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Item 1.           Changes in Control of Registrant

                  On January 18, 2000, six stockholders of GolfRounds.com, Inc. (the "Company") entered into a stock purchase agreement (the "Stock Purchase Agreement") with seven purchasers pursuant to which the sellers have agreed to sell to the purchasers an aggregate of 500,000 shares of common stock of the Company at a price of $1.375 per share. In connection with the execution of the Stock Purchase Agreement, the Company and its directors, Paul O. Koether, John
W. Galuchie, Jr. and Thomas K. Van Herwarde, entered into a separate agreement with the purchasers (the "Side Agreement") pursuant to which, among other things, Messrs. Koether, Galuchie and Van Herwarde have agreed to resign as directors and appoint new directors designated by the purchasers of the shares. The purchasers have designated Robert H. Donehew, Larry Grossman and John F. McCarthy, III, for appointment to the board of directors of GolfRounds upon the resignations of the current directors. Mr. Koether has also agreed to give a designee of the purchasers irrevocable proxies to vote an additional 449,690 shares of the Company's common stock that he or entities controlled by him own.

                  Upon consummation of the transactions contemplated by the two agreements, the purchasers' designees will constitute all of the directors of the Company. Additionally, the purchasers, as a group, and their designee will have the right to vote an aggregate of 949,690, or approximately 45%, of the 2,099,491 outstanding shares of the Company's common stock.

                  The shares to be sold, the purchase price therefor, the resignations and Mr. Koether's proxy have been deposited in escrow pending the closing of the sale of the shares, which is expected to occur on or about January 20, 2000. The Company has agreed that, simultaneously with the closing, the Company will file a statement with the Commission pursuant to Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 14f-1 thereunder (the "14(f) Statement") and mail the 14(f) Statement to its stockholders. The resignations of Messrs. Koether, Galuchie and Van Herwarde, and the appointment of Messrs, Donehew, Grossman and McCarthy, will be effective 10 days after the date the 14(f) Statement is mailed to the Company's stockholders. The Company's stockholders are not being asked to vote with respect to the appointment of the new directors and no proxies are being solicited.

                  The sellers include Asset Value Holdings, Inc., a Delaware corporation of which Mr. Galuchie is the Treasurer, Bradford Trading Company, a Delaware corporation, Paul O. Koether, Shamrock Associates, a New Jersey limited partnership of which Mr. Koether is the General Partner, Sun Equities Corporation, a Delaware corporation of which Mr. Galuchie is Vice President, and Mr. Van Herwarde. The following table lists the sellers and the number of shares to be sold by each:


     Name of Seller                                Number of Shares
     --------------                                ----------------
     Asset Value Holdings, Inc.                         200,000
     Bradford Trading Company                            25,000
     Paul O. Koether                                     10,000
     Shamrock Associates                                208,000
     Sun Equities Corporation                             7,000
     Thomas K. Van Herwarde                              50,000

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

                  The purchasers include The Rachel Beth Heller 1997 Trust Dated 7/9/97, of which Lawrence Kupferberg is trustee, The Evan Todd Heller 1997 Trust dated 6/17/97, of which Mr. Kupferberg is trustee, Martan & Co., a New Jersey corporation, Donehew Fund Limited Partnership, a Georgia limited partnership, Jonathan & Nancy Glaser Family Trust dated 12/16/98, of which Jonathan and Nancy Glaser are the trustees, W. Robert Ramsdell, and the Nagelberg Family Trust dated 9/24/97, of which David S. Nagelberg and Bette Nagelberg are the trustees. The following table lists the purchasers and the number of shares to be purchased by each:


     Name of Purchaser                               Number of Shares
     -----------------                               ----------------
     The Rachel Beth Heller 1997 Trust Dated              70,000
     7/9/97
     The Evan Todd Heller 1997 Trust Dated                70,000
     6/17/97
     Martan & Co.                                         70,000
     Donehew Fund Limited Partnership                     70,000
     Jonathan & Nancy Glaser Family Trust                 40,000
     Dated 12/16/98
     W. Robert Ramsdell                                   40,000
     Nagelberg Family Trust Dated 9/24/97                140,000




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Item 7.           Financial Statements and Exhibits


    Exhibit Number       Description
    --------------       -------------

         2.1             Stock Purchase Agreement dated as of January 18, 2000.

         2.2             Agreement dated as of January 18, 2000.

         99.1            Press release of GolfRounds.com, Inc. dated January
                          19, 2000.




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   January 19, 2000                          GOLFROUNDS.COM, INC.
                                           -----------------------------------
                                                        (Registrant)


                                                /s/ John W. Galuchie, Jr.
                                             -----------------------------
                                                John W. Galuchie, Jr.
                                                Vice President

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                                  EXHIBIT INDEX



     Exhibit Number      Description
     --------------      ------------

         2.1             Stock Purchase Agreement dated as of January 18, 2000.

         2.2             Agreement dated as of January 18, 2000.

         99.1            Press release of GolfRounds.com, Inc. dated January
                          19, 2000.




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